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Exhibit 10.15

NBTY, INC. and SUBSIDIARIES

THIRD AMENDMENT TO EXECUTIVE CONSULTING AGREEMENT

        This Amendment (the "Amendment") is made as of the 1st day of January, 2005, by and between NBTY, Inc. (the "Company") and RUDOLPH MANAGEMENT ASSOCIATES, INC., a Florida corporation ("RMA").

W I T N E S S E T H:

        WHEREAS, the Company and RMA entered into that certain Executive Consulting Agreement, dated as of January 1, 2002 (the "Agreement");

        WHEREAS, the Company and RMA entered into that certain First Amendment to the Agreement as of January 1, 2003 (the "First Amendment");

        WHEREAS, the Company and RMA entered into that certain Second Amendment to the Agreement as of January 1, 2004 (the "Second Amendment");

        WHEREAS, the Compensation and Stock Option Committee of the Company's Board of Directors (the "Committee") met on December 10, 2004, with all members of the Committee present to consider amendments to the Agreement; and

        WHEREAS, the Committee decided amend certain terms of the Agreement.

        NOW, THEREFORE, in consideration of the mutual promises hereafter contained and for other good and valuable consideration, the parties agree as follows:

        1.    Section 3(a).    Section 3(a) of the Agreement is hereby amended to include at the beginning of that Section the following phrase:

        "In addition to any director fees otherwise payable to ARTHUR RUDOLPH,".

        2.    Section 3(b).    Section 3(b) of the Agreement is hereby amended and restated to read in its entirety as follows:

          "(b)    Benefits.    ARTHUR RUDOLPH shall also be provided by the Company with such fringe benefits (including providing a leased vehicle, life and medical insurance) as the Company generally provides for any group or class of executives of which ARTHUR RUDOLPH would have been a member had he been employed by the Company."

        3.    Continuity.    Except as otherwise expressly amended by this Amendment, the Agreement, the First Amendment and the Second Agreement shall continue in full force and effect.

        4.    Governing Law; Counterparts.    This Amendment shall be construed and enforced according to the laws of the State of New York. This Amendment may be executed in any number of counterparts, each of which shall be considered an original for all purposes, and all of which when taken together shall constitute a single counterpart instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

RUDOLPH MANAGEMENT ASSOCIATES, INC.		NBTY, INC.
By:	/s/ ARTHUR RUDOLPH Arthur Rudolph President	By:	/s/ HARVEY KAMIL Harvey Kamil President
Agreed and Consented:

/s/ ARTHUR RUDOLPH ARTHUR RUDOLPH, individually

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  Exhibit 10.15
NBTY, INC. and SUBSIDIARIES THIRD AMENDMENT TO EXECUTIVE CONSULTING AGREEMENT
W I T N E S S E T H